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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of OSI Systems, Inc. on Form S-8 of our report dated September 11, 1998, appearing in the Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 1998.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Los Angeles, California
December 21, 1998